Exhibit 99.1

BioSig Appoints John W. Osborn, Ph.D. as Consultant on Autonomic Neuromodulation

New research project to focus on development of technological solutions for sympathetic nervous system disease

Westport, CT, March 04, 2020 /GLOBE NEWSWIRE/ — BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that the Company signed a new consulting agreement with John W. Osborn, Ph.D, Professor, Department of Surgery and Director of the Minnesota Consortium for Autonomic Neuromodulation (MCAN) at University of Minnesota Medical School.

Dr. Osborn is considered to be one of the leading experts in autonomic neuroscience. One of his main research interests is directed towards integrative understanding of the role of the sympathetic nervous system in the long-term regulation of arterial pressure and the pathogenesis of hypertension. Dr. Osborn is widely regarded for the contributions of his research to the development of novel catheter-based renal nerve ablation therapies for treatments of hypertension. Dr. Osborn authored over 100 scientific publications and leads the newly formed Consortium for Autonomic Neuromodulation at University of Minnesota.

His consulting relationship with BioSig will focus on translational research of sympathetic nervous system disorders for device development by BioSig’s majority-owned subsidiary, NeuroClear Technologies, Inc.

“I am extremely excited about my partnership with BioSig. We are both committed to advancing the field of bioelectronic medicine to develop new therapies. One of the greatest unmet needs in this field is the ability to measure organ specific neural activity to guide autonomic neuromodulation therapies. This is the ideal partnership to address this need,” commented Dr. Osborn.

“We are honored to work with Dr. Osborn and his accomplished lab on development of new technological solutions through new applications of our core competency in biomedical signal processing and in-house neuromodulation expertise. This is a very exciting new chapter in our Company’s history, and we are proud of our abilities to work towards advancing the field of autonomic nervous system disease,” stated Kenneth L. Londoner, Founder, Chairman and CEO of NeuroClear Technologies, Inc. and BioSig Technologies, Inc.

Founded in November 2018, NeuroClear Technologies, Inc. aims to address some of the biggest challenges in bioelectronic medicine, including, but not limited to, targeted nerve stimulation and a closed feedback loop system. NeuroClear intends to build up on the core competencies in recording and analysis of intracardiac, surface ECG and neuronal signals, which have been already validated by BioSig, and develop a dedicated product line to address and/or advance current therapies within a number of markets, such as cognitive disorders and nephrology.

About BioSig Technologies
BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve the electrophysiology (EP) marketplace (www.biosig.com).

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives Company or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Andrew Ballou
BioSig Technologies, Inc.
Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133